CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (Post effective amendment No. 1 to Form SB-2) our report dated February 22, 2008 relating to the financial statements as of December 31, 2007 and the year then ended, included herein. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
July 11, 2008